UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2023

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

(888) 646-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 3.02 Unregistered Sale of Equity Securities.

As previously disclosed, Workhorse Group Inc. (the “Company”) entered into a Stipulation of Settlement (the “Stipulation of Settlement”) to settle a putative class action brought on behalf of certain purchasers of the Company’s securities (the “Securities Class Action”). Pursuant to the Stipulation of Settlement, in exchange for a release of all claims and dismissal with prejudice of the Securities Class Action, the Company agreed to create a settlement fund with an escrow agent (the “Settlement Fund”) consisting of $15 million in cash and $20 million in shares of common stock of the Company (the “Settlement Shares”) from which class members will receive payment.

The number of Settlement Shares issued was based on the volume weighted average price (the “VWAP Price”) of the Company’s common stock for the 15 trading days immediately preceding the date the court entered judgment. The VWAP Price would be adjusted if, at market close on the trading day before the date the Company deposits the Settlement Shares, the market price per share of the Company’s common stock deviated more than 25% above or below the VWAP Price. Upon such deviation, the number of Settlement Shares would be adjusted, upward or downward, such that the aggregate value of the Settlement Shares equals $20 million. Consistent with the foregoing, the Company will issue 25,380,711 shares of its common stock into the Settlement Fund as Settlement Shares. The first 2,000,000 of the Settlement Shares were issued on September 1, 2023. The Settlement Shares were issued in reliance on the exemption from registration afforded by Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As described in Item 5.07 of this Current Report on Form 8-K, on September 1, 2023, the stockholders of the Company voted at a special meeting of the Company’s stockholders (the “Meeting”) to approve an amendment (the “Amendment”) to the Company’s articles of incorporation (the “Articles of Incorporation”) to increase the number of shares of common stock, par value $0.001 per share, authorized for issuance thereunder to 450 million. On September 6, 2023, the Company filed the Amendment with the Secretary of State of the State of Nevada, and such Amendment became effective immediately. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 1, 2023, the Company held the Meeting. As of July 10, 2023, the record date for holders of shares of common stock (the “Shares”) entitled to vote at the Meeting, there were 210,793,111 Shares outstanding and entitled to vote at the Meeting. Of the Shares entitled to vote, 125,328,105, or approximately 59% of the Shares, were present or represented by proxy at the Meeting, constituting a quorum under the Company’s Articles of Incorporation. There was one matter presented and voted on at the Meeting. Set forth below is a brief description of the matter voted on at the Meeting and the final voting results with respect to such matter.

Proposal 1 – Approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock.

	Votes For	Votes Against	Abstentions
Votes Cast	107,790,864	15,836,387	1,700,854

The stockholders approved the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock.

Item 9.01. Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Articles of Incorporation.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: September 6, 2023	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	General Counsel, Chief Compliance Officer and Secretary

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